UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2008

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2008, Family Dollar Stores, Inc. (the “Company”) and its wholly owned subsidiary, Family Dollar, Inc. (“FDI”) entered into a senior unsecured 364-Day Credit Agreement (the “Credit Agreement”) with a syndicate of lenders.  Wachovia Bank, National Association  serves as Administrative Agent for the Credit Agreement.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

The Credit Agreement provides for a commitment of $250 million.  The Company may use borrowings thereunder for any general corporate purpose.  The Credit Agreement matures on January 29, 2009, but the parties may mutually agree to extend the Credit Agreement for up to two additional 364-day extensions, provided that in no event may the maturity date be extended beyond January 27, 2011.  Subject to certain customary conditions, the Company may elect to have 100% of the principal balance of the loans outstanding under the Credit Agreement on the then current maturity date continue as a non-revolving term loan for a period of one year from the then current maturity date.

Loans (other than Swingline Loans) under the Credit Agreement shall, at the Company’s option, bear interest at a rate per annum equal to (A) the Adjusted CD Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable LIBOR Rate Margin.  Swingline Loans shall bear interest at a rate of interest per annum mutually agreed to by the Swingline Lender and the Company.  The Company has also agreed to pay certain customary facility fees and administrative agent fees.

The Credit Agreement contains representations and warranties, affirmative, negative and financial covenants and events of default substantially equivalent to those set forth in (i) the Note Purchase Agreement for the issuance of unsecured Senior Notes due 2015 (available as Exhibit 10.24 to the Company’s  report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 11, 2005) and (ii) the $350 million Senior Unsecured Credit Agreement between the Company, FDI, Wachovia Bank, National Association and a syndicate of lenders (available as Exhibit 10 to the Company’s report on Form 8-K filed with the SEC on August 28, 2006).  The Credit Agreement also contains customary indemnity provisions.  The obligations of the Company and FDI under the Credit Agreement are guaranteed by Family Dollar Services, Inc., Family Dollar Operations, Inc. and Family Dollar Trucking, Inc., each a wholly owned subsidiary of FDI.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement, and reference is made to the complete text of the Credit Agreement which is attached hereto and incorporated herein by reference as Exhibit 10.

Item 2.03.	Creation of A Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

10 – $250 million 364-Day Credit Agreement between the Company and FDI, as Borrowers, and Wachovia Bank, National Association, as Administrative Agent and Swingline Lender, and various other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: February 4, 2008	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel and
Secretary

Exhibit Index

Exhibit No.	Document Description
10

$250 million 364-Day Credit Agreement between the Company and FDI, as Borrowers, and Wachovia Bank, National Association, as Administrative Agent and Swingline Lender, and various other lenders named therein.